Exhibit 21.1

Subsidiaries of the Registrant

Name	Jurisdiction of Incorporation or Organization	Names Under Which Subsidiary Does Business

EIG Investors Corp.	DE

The Endurance International Group, Inc.	DE
AccountSupport
ApolloHosting
Arvixe
BizLand
BlueDomino
BuyDomains
Cloud by IX
Domain Privacy Service FBO Registrant
DomainHost
Dot5Hosting
Dotster
EasyCGI
eHost
EntryHost
FatCow
FreeYellow
Globat
Host Excellence
HostCentric
HostClear
HostYourSite
HyperMart
IMOutdoors
IPage
IPower
IX Web Hosting
JustHost
Netfirms
NetWorks/Webhosting
Nexx
PowWeb
PureHost
Re.Vu
ReadyHosting
SEOGears
Sitebuilder
Sitelio
Sitey
Sprly
Spry
StartLogic
SuperGreenHosting

This Domain For Sale Worldwide 339 222 5132 Typepad USANetHosting Verio ViaVerio VirtualAve VPSLink WebHost4Life Websitebuilder WebstrikeSolutions Xeran Yourwebhosting

Bluehost Inc.	UT	Domain Privacy Service FBO Registrant HostClear JustHost Super Green Hosting Hostmonster Unified Layer

HostGator.com LLC	FL	AptHost BlueFur Nodel Site5 WebHostingSupport

Endurance International Group—West, Inc.	DE	1ASP Host Domain DLX Domain Registrations Domino Dotster FortuneCity Homestead Technologies HotGames MatchingPointHosting MyBlogSite NameWinner

Constant Contact, Inc.	DE

JDI Backup Limited	England and Wales